EXHIBIT 99.4

CONSENT OF NOMINEE FOR DIRECTOR

I hereby consent to being named as a person who will become a director of Rhino Resources, Inc., a Delaware corporation (the “Company”), in the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (Registration No. 333-150262) (the “Registration Statement”), to the disclosure under the caption “Management” in the Registration Statement and to the filing of this consent as an exhibit to the Registration Statement.

Date: September 4, 2008

/s/ MARK L. PLAUMANN
Mark L. Plaumann